UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 13, 2005

Cleveland-Cliffs Inc
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-8944	34-1464672
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1100 Superior Avenue, Cleveland, Ohio		44114-2589
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-694-5700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01. Other Events.

Cleveland-Cliffs Inc published a news release on March 13, 2005 as follows:

Cleveland-Cliffs’ Tender Offer for Portman Limited
Will Close on March 22, 2005

Cleveland, OH—March 13, 2005—Cleveland-Cliffs Inc (NYSE: CLF) today announced that it will not extend its offer for the shares in Portman Limited.

The offer expires at 7:00 p.m. (Perth time) on March 22, 2005.

If Cleveland-Cliffs receives acceptances increasing its voting power to more than 50% within the last seven days of the offer period, the offer automatically will be extended under Australian law for two weeks from the date of the increase. If this occurs, Cleveland-Cliffs intends to declare the offer free from all conditions and to reduce the time in which Portman shareholders would be paid, if they accept the offer, by accelerating the payment terms to five business days.

Commenting on the offer, Cleveland-Cliffs CEO John Brinzo said: "The fate of our offer for Portman is now firmly in the hands of Portman shareholders. Cleveland-Cliffs can take no further action unless shareholders decide to accept. We cannot increase this final offer, and unless we get to 50% within the last seven days of the offer period, the offer cannot be extended or declared unconditional.

"Portman shareholders need to decide whether they want the certainty of A$3.85 cash, or the uncertainty of holding shares in Portman should our offer be unsuccessful. We believe there is a real risk that Portman’s share price will fall if Cleveland-Cliffs’ offer lapses."

As stated by the Portman board on February 25, 2005, since the announcement of the offer on January 11, 2005, Portman has not been approached by any potential bidder and the Portman board has no reason to believe that a higher offer will emerge.

Mr. Brinzo continued: "We note that since March 2, 2005, the Portman share price has closed within three cents of our offer price of A$3.85. Since March 9, the Portman share price has closed below our offer price and closed at A$3.82 on March 11, 2005.

"In addition, the Portman board has indicated it thinks the offer is fair and has recommended that shareholders accept the offer."

Cleveland-Cliffs also announced that the institutional acceptance facility had been withdrawn as of today and urged shareholders who were considering utilizing the facility to instead accept the offer.

If shareholders have any questions in relation to the offer or accepting it, they should contact the information line on 1800 24 23 00 (toll free) (callers in Australia) or +61 2 9207 3622 (callers outside Australia).

Cleveland-Cliffs Inc, headquartered in Cleveland, Ohio, is the largest producer of iron ore pellets in North America and sells the majority of its pellets to integrated steel companies in the United States and Canada. The Company operates six iron ore mines located in Michigan, Minnesota and Eastern Canada.

* * * *
References in this news release to "Cleveland-Cliffs," "Cliffs" and "Company" include subsidiaries and affiliates as appropriate in the context.

This news release contains predictive statements that are intended to be "forward-looking" within the safe harbor protections of the Private Securities Litigation Reform Act of 1995. Although the Company believes that its forward-looking statements are based on reasonable assumptions, such statements are subject to risk and uncertainties. There can be no assurance that the offer to acquire the shares of Portman Limited will be accepted or that a superior offer will not emerge or any transaction completed. Reference is made to the detailed explanation of the many factors and risks that may cause such predictive statements to turn out differently, set forth in the Company’s Annual Report for 2003, Reports on Form 10-K and Form 10-Q and previous news releases filed with the Securities and Exchange Commission, which are publicly available on Cleveland-Cliffs’ website. The information contained in this document speaks as of the date of this news release and may be superseded by subsequent events.

For further information, please call:

CLEVELAND-CLIFFS

Media – United States
Dana Byrne
Cleveland-Cliffs
Vice President-Public Affairs
+1 (216) 694.4870

Financial Community – United States
Don Gallagher
Chief Financial Officer
Cleveland-Cliffs
+1 (216) 694.5459

MacKenzie Partners – United States
Larry Dennedy + 1 (212) 929.5239
Joe Doherty + 1 (212) 929.5958

MacKenzie Partners – United Kingdom
Steve Balet + 44 207 170 4155

Media – Australia
Kate Kerrison
Kate Kerrison + Company
(0413) 946 704
kate@katekerrison.com.au

Financial Community – Australia
Wayne Seabrook
Wilson HTM
(02) 8247 6600
wayne.seabrook@wilsonhtm.com.au

www.cleveland-cliffs.com
www.Portman.com.au

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cleveland-Cliffs Inc

March 14, 2005	By:	George W. Hawk, Jr.

Name: George W. Hawk, Jr.
Title: General Counsel and Secretary